Exhibit 23.1

Moqizone Holding Corporation
Hongkong, China

Gentlemen:

             We consent to use our report dated April 28, 2009 accompanying the financial statements of Mobizone Holding Limited contained in the Form S-1 under the Securities Exchange Act of 1933.

/s/ Paritz & Co., PA
Paritz & Company, P.A.

Hackensack, New Jersey
January 25, 2010